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                                                                    EXHIBIT 23.3


             CONSENT OF THE INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


Board of Directors
Technical Olympic USA, Inc.

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 27, 2001, relating to the consolidated financial statements of Engle Holdings, Corp., which is contained in this Prospectus.

We hereby consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP
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BDO Seidman, LLP
Miami, Florida

July 10, 2003